                                                                     EXHIBIT 4.3


                                                                  CONFORMED COPY
                                                                    NY3:#7147740

================================================================================


                        MIDAS INTERNATIONAL CORPORATION



                                  $75,000,000



                    6.89% Guaranteed Senior Notes Due 2005
              Fully and Unconditionally Guaranteed by Midas, Inc.





                                --------------

                         NOTE AND GUARANTEE AGREEMENT

                                --------------

                          Dated as of April 15, 1998

================================================================================

                               TABLE OF CONTENTS

Section                                                                         Page
-------                                                                         ----

1.   AUTHORIZATION OF NOTES......................................................  1
2.   SALE AND PURCHASE OF NOTES..................................................  2
3.   CLOSING.....................................................................  2
4.   CONDITIONS TO CLOSING.......................................................  2
     4.1   Representations and Warranties........................................  2
     4.2   Performance; No Default...............................................  2
     4.3   Compliance Certificates...............................................  3
     4.4   Opinions of Counsel...................................................  3
     4.5   Purchase Permitted By Applicable Law, etc.............................  3
     4.6   Sale of Other Notes...................................................  3
     4.7   Payment of Special Counsel Fees.......................................  4
     4.8   Private Placement Number..............................................  4
     4.9   Changes in Corporate Structure........................................  4
     4.10  Proceedings and Documents.............................................  4
5.   REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS..............................  4
     5.1   Organization; Power and Authority.....................................  4
     5.2   Authorization, etc....................................................  5
     5.3   Disclosure............................................................  5
     5.4   Organization and Ownership of Shares of Subsidiaries; Affiliates......  6
     5.5   Financial Statements..................................................  6
     5.6   Compliance with Laws, Other Instruments, etc..........................  6
     5.7   Governmental Authorizations, etc......................................  7
     5.8   Litigation; Observance of Agreements, Statutes and Orders.............  7
     5.9   Taxes.................................................................  7
     5.10  Title to Property; Leases.............................................  8
     5.11  Licenses, Permits, etc................................................  8
     5.12  Compliance with ERISA.................................................  8
     5.13  Private Offering by the Obligors......................................  9
     5.14  Use of Proceeds; Margin Regulations...................................  9
     5.15  Existing Indebtedness; Future Liens................................... 10
     5.16  Foreign Assets Control Regulations, etc............................... 10
     5.17  Status under Certain Statutes......................................... 10
     5.18  Environmental Matters................................................. 10
6.   REPRESENTATIONS OF THE PURCHASERS........................................... 11
     6.1   Purchase for Investment............................................... 11
     6.2   Source of Funds....................................................... 11
7.   INFORMATION AS TO THE OBLIGORS.............................................. 12


     7.1  Financial and Business Information..................................... 12
     7.2  Officer's Certificate.................................................. 15
     7.3  Inspection............................................................. 15

8.   PREPAYMENT OF THE NOTES..................................................... 16

     8.1  Required Prepayments................................................... 16
     8.2  Optional Prepayments with Make-Whole Amount............................ 16
     8.3  Allocation of Partial Prepayments...................................... 17
     8.4  Prepayments in Connection with a Change of Control..................... 17
     8.5  Maturity; Surrender, etc............................................... 17
     8.6  Purchase of Notes...................................................... 18
     8.7  Make-Whole Amount...................................................... 18

9.   AFFIRMATIVE COVENANTS....................................................... 19

     9.1  Compliance with Law.................................................... 19
     9.2  Insurance.............................................................. 20
     9.3  Maintenance of Properties.............................................. 20
     9.4  Payment of Taxes and Claims............................................ 20
     9.5  Corporate Existence, etc............................................... 20
     9.6  Ownership of the Company............................................... 21

10.  NEGATIVE COVENANTS.......................................................... 21

     10.1  Transactions with Affiliates.......................................... 21
     10.2  Merger, Consolidation, etc............................................ 21
     10.3  Liens................................................................. 22
     10.4  Sale and Leaseback Transactions....................................... 24
     10.5  Subsidiary Indebtedness............................................... 24
     10.6  Consolidated Indebtedness Ratio....................................... 25
     10.7  Consolidated Net Worth................................................ 25
     10.8  Disposition of Assets................................................. 25
     10.9  Line of Business...................................................... 26

11.  EVENTS OF DEFAULT........................................................... 26

12.  REMEDIES ON DEFAULT, ETC.................................................... 28

     12.1  Acceleration.......................................................... 28
     12.2  Other Remedies........................................................ 29
     12.3  Rescission............................................................ 29
     12.4  No Waivers or Election of Remedies, Expenses, etc..................... 29

13.  GUARANTEE, ETC.............................................................. 30

     13.1  Guarantee............................................................. 30
     13.2  Obligations Unconditional............................................. 30
     13.3  Guarantees Endorsed on the Notes...................................... 32

14.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................... 32

     14.1  Registration of Notes................................................. 32
     14.2  Transfer and Exchange of Notes........................................ 32


     14.3  Replacement of Notes...................................................33

15.  PAYMENTS ON NOTES............................................................33

     15.1  Place of Payment.......................................................33
     15.2  Home Office Payment....................................................34

16.  EXPENSES, ETC................................................................34

     16.1  Transaction Expenses...................................................34
     16.2  Survival...............................................................34

17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.................35

18.  AMENDMENT AND WAIVER.........................................................35

     18.1  Requirements...........................................................35
     18.2  Solicitation of Holders of Notes.......................................35
     18.3  Binding Effect, etc....................................................36
     18.4  Notes held by Obligor, etc.............................................36

19.  NOTICES......................................................................36

20.  REPRODUCTION OF DOCUMENTS....................................................37

21.  CONFIDENTIAL INFORMATION.....................................................37

22.  SUBSTITUTION OF PURCHASER....................................................38

23.  MISCELLANEOUS................................................................38

     23.1  Successors and Assigns.................................................38
     23.2  Payments Due on Non-Business Days......................................38
     23.3  Severability...........................................................39
     23.4  Construction...........................................................39
     23.5  Counterparts...........................................................39
     23.6  Governing Law..........................................................39


SCHEDULE A        -  INFORMATION RELATING TO PURCHASERS

SCHEDULE B        -  DEFINED TERMS

SCHEDULE 4.9      -  Changes in Corporate Structure

SCHEDULE 5.3      -  Disclosure Materials

SCHEDULE 5.4      -  Subsidiaries and Ownership of Subsidiary Stock

SCHEDULE 5.5      -  Financial Statements

SCHEDULE 5.8      -  Certain Litigation

SCHEDULE 5.11     -  Patents, etc.

SCHEDULE 5.14     -  Use of Proceeds

SCHEDULE 5.15     -  Existing Indebtedness/Liens


EXHIBIT 1         -  Form of 6.89% Guaranteed Senior Note due 2005

EXHIBIT 1-A       -  Form of Guarantee

EXHIBIT 4.4(a)    -  Matters to be Covered in Opinions of Counsel for the
                     Obligors

EXHIBIT 4.4(b)    -  Form of Opinion of Special Counsel for the Purchasers

                        MIDAS INTERNATIONAL CORPORATION

                           225 North Michigan Avenue
                           Chicago, Illinois  60601



                    6.89% Guaranteed Senior Notes due 2005
              Fully and Unconditionally Guaranteed by Midas, Inc.



                                                            As of April 15, 1998


TO THE PURCHASERS WHOSE NAMES
     APPEAR IN THE ACCEPTANCE
     FORM AT THE END HEREOF:

Ladies and Gentlemen:

          MIDAS INTERNATIONAL CORPORATION, a Delaware corporation (the "COMPANY"), and MIDAS, INC., a Delaware corporation (the "GUARANTOR" and, together with the Company, the "OBLIGORS"), agree with each of the purchasers whose names appear in the acceptance form at the end hereof (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

1.   AUTHORIZATION OF NOTES.

          The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its 6.89% Guaranteed Senior Notes due 2005 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 14 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

          Payment of the principal of, Make-Whole Amount (if any) and interest on the Notes and other amounts owing hereunder shall be unconditionally guaranteed by the Guarantor as provided in Section 13 (and each Note will have the guarantee (the "GUARANTEE") of the Guarantor endorsed thereon in the form set out in Exhibit 1-A).

2.   SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers' obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.   CLOSING.

          The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on April 15, 1998 or on such other Business Day thereafter as may be agreed upon by the Obligors and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), with the Guarantee of the Guarantor endorsed thereon, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 50-83559 at The First National Bank of Chicago (ABA No. 071-000-013), One First National Plaza, Chicago, Illinois 60670. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

4.1  REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

4.2  PERFORMANCE; NO DEFAULT.

          Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.2 or 10.8 hereof had such Sections applied since such date.

4.3  COMPLIANCE CERTIFICATES.

          (a) Officer's Certificate. Each Obligor shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 applicable to such Obligor have been fulfilled.

          (b) Secretary's Certificate. Each Obligor shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes (in the case of the Company) and of this Agreement and the Guarantees (in the case of the Guarantor).

4.4  OPINIONS OF COUNSEL.

          Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Sidley & Austin, special counsel for the Obligors and (ii) Robert H. Sorensen, General Counsel of each Obligor, covering the matters set forth in Exhibit 4.4(a)(i) and 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers' counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to the Purchasers) and (b) from Milbank, Tweed, Hadley & McCloy, the Purchasers' special New York counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing such Purchaser's purchase of Notes shall
(i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate from the Guarantor certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6  SALE OF OTHER NOTES.

          Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7  PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 16.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

4.8  PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes .

4.9  CHANGES IN CORPORATE STRUCTURE.

          Except as specified in Schedule 4.9, neither Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and the Purchasers' special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.  REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

          The Company and the Guarantor jointly and severally represent and warrant to each Purchaser that:

5.1  ORGANIZATION; POWER AND AUTHORITY.

          Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes (in the case of the Company) or this Agreement and the Guarantees (in the case of the Guarantor), and to perform the provisions hereof and thereof.

5.2  AUTHORIZATION, ETC.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and this Agreement and the Guarantees have been duly authorized by all necessary corporate action on the part of the Guarantor, and this Agreement constitutes and, upon execution and delivery thereof, each Guarantee will constitute, a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except, in each case, as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3  DISCLOSURE.

          The Obligors, through their agents, Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc., have delivered to each Purchaser a copy of a Private Placement Memorandum, dated February, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Guarantor and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 20, 1997, there has been no change in the financial condition, operations, business, properties or prospects of either Obligor or any Subsidiary of either Obligor or any of the international operations of Whitman that were transferred to either Obligor as part of the Distribution except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to either Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Purchasers by or on behalf of either Obligor specifically for use in connection with the transactions contemplated hereby. The projections contained in the Memorandum are based on good faith estimates of, and assumptions believed to be reasonable by, the management of the Obligors as of the date of the Memorandum and as of the date hereof, it being recognized, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results (it being understood that, except as set forth in this sentence, no representation or warranty is being made with respect to such projections).

5.4  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) of the Guarantor's Affiliates, other than Subsidiaries, and (iii) of the Guarantor's and the Company's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5  FINANCIAL STATEMENTS.

          The Obligors have delivered to each Purchaser copies of the financial statements listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated or combined financial position of the Guarantor and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated or combined results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Obligors of this Agreement and the Notes (in the case of the Company) and the Guarantees (in the case of the Guarantor) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.

5.7  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of this Agreement or the Notes (in the case of the Company) or the Guarantees (in the case of the Guarantor).

5.8  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither of the Obligors nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9  TAXES.

          The Obligors and each Subsidiary have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Obligors and each Subsidiary have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended 1990.

5.10  TITLE TO PROPERTY; LEASES.

          The Obligors and each Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either Obligor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that either Obligor or any Subsidiary is party to as lessee and that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11,

          (a) the Obligors and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Obligors, no product of either Obligor or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Obligors, there is no Material violation by any Person of any right of either Obligor or any Subsidiary with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either Obligor or any Subsidiary.

5.12  COMPLIANCE WITH ERISA.

          (a) The Obligors and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,000,000 in the case of any single

Plan and by more than $1 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Obligors and each ERISA Affiliate have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the Guarantor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes and Guarantees hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Obligors in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of the Purchasers' representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by the Purchasers.

5.13  PRIVATE OFFERING BY THE OBLIGORS.

          Neither the Obligors nor anyone acting on their behalf has offered the Notes or the Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 15 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve either Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Guarantor and its Subsidiaries and the Guarantor does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15  EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Part A of Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of January 30, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor or its Subsidiaries. Neither of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of either Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Part B of Schedule 5.15, neither of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

5.16  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder with the benefit of the Guarantees of the Guarantor nor the Company's use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17  STATUS UNDER CERTAIN STATUTES.

          Neither of the Obligors nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18  ENVIRONMENTAL MATTERS.

          Neither of the Obligors nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against either Obligor or any Subsidiary or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchasers in writing,

          (a) neither of the Obligors nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither of the Obligors nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by either Obligor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASERS.

6.1  PURCHASE FOR INVESTMENT.

          Each Purchaser represents that such Purchaser is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither Obligor is required to register the Notes.

6.2  SOURCE OF FUNDS.

          Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Company in writing pursuant to this paragraph (c) at least two Business Days prior to the date of the Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e)  the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO THE OBLIGORS.

7.1  FINANCIAL AND BUSINESS INFORMATION.

          The Obligors shall deliver to each holder of Notes that is an Institutional Investor:

          (e) Quarterly Statements -- within 55 days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of operations and cash flows of the Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Guarantor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Guarantor's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 100 days after the end of each fiscal year of the Guarantor, duplicate copies of,

               (i) a consolidated balance sheet of the Guarantor and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of operations and cash flows of the Guarantor and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event under Section 10.3(m), 10.4(a), 10.5, 10.6, 10.7 or 10.8(ii) of this Agreement that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Guarantor's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause
     (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary to public securities holders generally, and
(ii) each regular or periodic report, each registration statement (other than on Form S-8 and without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by either Obligor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by either Obligor or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any Subsidiary or relating to the ability of the Obligors to perform their respective obligations hereunder and under the Notes and the Guarantees as from time to time may be reasonably requested by any such holder of Notes.

7.2  OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Guarantor setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.3(m), 10.4, 10.5, 10.6 and 10.7, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

7.3  INSPECTION.

          The Obligors shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Obligors, to visit the principal executive office of the Guarantor or the Company, to discuss the affairs, finances and accounts of the Guarantor and the Company and their Subsidiaries with the Guarantor's or the Company's officers, and (with the consent of the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) its independent public accountants (so long as the Obligors have the opportunity to be present at such discussions), and (with the consent of the Guarantor or the Company, as the case may be, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing (provided, that any such holder shall not conduct more than two inspections pursuant to this clause (a) in any calendar year); and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of the Guarantor, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES.

8.1  REQUIRED PREPAYMENTS.

          On April 15, 2001 and on each April 15 thereafter to and including April 15, 2004 the Company will prepay $15,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.6 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

8.2  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3  ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4  PREPAYMENTS IN CONNECTION WITH A CHANGE OF CONTROL.

          (a) Promptly and in any event within five Business Days after any Responsible Officer has knowledge of the occurrence of a Change of Control (as defined in Section 8.4(b)), the Company shall give written notice thereof to the holders of all outstanding Notes, which notice shall (i) refer specifically to this Section 8.4 and describe the Change of Control in reasonable detail (including the Persons party thereto), (ii) specify a date not less than 30 days and not more than 45 days after the date of such notice (the "CONTROL PREPAYMENT DATE") and (iii) offer to prepay on the Control Prepayment Date all (but not less than all) of the Notes, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date (but without any Make-Whole Amount). If on or prior to the date 15 days after the date of such notice (the "CONTROL RESPONSE DATE") the Required Holders notify the Company in writing that they have accepted such offer, the Company shall promptly provide a written notice to such effect to the holders of all outstanding Notes and shall prepay on the Control Prepayment Date all of the outstanding Notes (whether or not held by such Required Holders) at a price in respect of each Note equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date (but without any Make-Whole Amount); provided, however, that if the Required Holders do not notify the Company in writing that they have accepted such offer on or prior to the Control Response Date the Company shall not be required to prepay Notes pursuant to this Section 8.4.

          (b) A "CHANGE OF CONTROL" will be deemed to have occurred for purposes of Section 8.4(a) if any Person, or two or more Persons acting in concert, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the Guarantor's Voting Stock).

8.5  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole

Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6  PURCHASE OF NOTES.

          Neither Obligor will nor will either Obligor permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by either Obligor or any such Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7  MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

          The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

9.1  COMPLIANCE WITH LAW.

          The Obligors will and will cause each of their Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2  INSURANCE.

          The Obligors will and will cause each of their Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3  MAINTENANCE OF PROPERTIES.

          The Obligors will and will cause each of their Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent either Obligor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4  PAYMENT OF TAXES AND CLAIMS.

          The Obligors will and will cause each of their Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either Obligor or any Subsidiary, provided that neither of the Obligors nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5  CORPORATE EXISTENCE, ETC.

          Subject to Sections 10.2 and 10.8, the Obligors will at all times preserve and keep in full force and effect their respective corporate existences, and the Obligors will at all times preserve and keep in full force and effect the corporate existence of each of their Subsidiaries and all rights and franchises of the Obligors and their Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary (other than the Company), or any such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6  OWNERSHIP OF THE COMPANY.

          Unless the Company shall have merged with or into the Guarantor, the Guarantor shall at all times ensure that (a) the Company is a Wholly-Owned Subsidiary and (b) the Guarantor owns (directly or indirectly) the capital stock of the Company free and clear of any Lien.

10.  NEGATIVE COVENANTS.

          The Company and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

10.1 TRANSACTIONS WITH AFFILIATES.

          The Guarantor will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Guarantor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor or such Subsidiary than the Guarantor or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

10.2 MERGER, CONSOLIDATION, ETC.

          The Guarantor will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) in the case of the Guarantor or the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor or the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Guarantor or the Company, as the case may be, is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of (x) this Agreement and the Notes, in the case of the Company and (y) this Agreement and the Guarantees, in the case of the Guarantor and (ii) the Guarantor or the Company, as the case may be, shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

          (b) in the case of any Subsidiary (other than the Company), the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Subsidiary as an entirety, as the case may be, shall be (i) such Subsidiary, either Obligor or a Wholly-Owned Subsidiary or (ii) any other Person so long as the Disposition of all of the assets of such Subsidiary would have otherwise been permitted by Section 10.8 (and is treated as a Disposition of the assets of such Subsidiary for all purposes of Section 10.8); and

          (c) in any case, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Guarantor or the Company shall have the effect of releasing the Guarantor or the Company, as the case may be, or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under (x) this Agreement or the Notes, in the case of the Company or
(y) this Agreement or the Guarantees, in the case of the Guarantor.

10.3  LIENS.

          The Guarantor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of the Guarantor or any such Subsidiary, unless the Notes are secured equally and ratably with any and all other obligations secured by such Lien pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, excluding from the operation of this Section:

          (a) Liens existing on the date hereof securing Indebtedness of the Guarantor or any Subsidiary outstanding on the date hereof and specified in Part B of Schedule 5.15;

          (b) Liens to secure Indebtedness incurred in connection with the financing of all or a part of the purchase price or cost of construction of property acquired or constructed by the Guarantor or a Subsidiary after the date of the Closing, provided that in each case (i) the aggregate principal amount of Indebtedness secured by such Lien in respect of any such property shall not exceed the cost of such property and any improvements then being financed, (ii) no such Lien shall extend to or cover any other property of the Guarantor or such Subsidiary and (iii) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or completion of construction of such property;

          (c) Liens existing (i) on property at the time of the acquisition thereof by the Guarantor or a Subsidiary or (ii) on property of a Person at the time such Person merges into or consolidates with the Guarantor or any Subsidiary, or such Person becomes a Subsidiary (and not incurred in anticipation thereof), provided that no such Lien shall extend to or cover any other property of the Guarantor or such Subsidiary, as the case may be;

          (d) Liens on property or assets of any Subsidiary securing Indebtedness owing by such Subsidiary to the Guarantor or to any Wholly-Owned Subsidiary;

          (e) Liens arising by reason of mortgages on property owned or leased by the Guarantor or any Subsidiary in favor of any Governmental Authority, or in favor of holders of securities issued by any Governmental Authority, pursuant to any contract or statute (including, without limitation, Liens to secure pollution control or industrial revenue bonds or similar financings);

          (f) mechanics', materialmen's, carriers', workmen's, vendors' or other like Liens, arising in the ordinary course of business in respect of obligations that are not past due or that are being contested in good faith;

          (g) Liens arising by reason of any deposit with, or the giving of any form of security to (i) any surety company or clerk or any court, or in escrow, as collateral in connection with, or in lieu of, any bond or appeal from any judgment or decree against the Guarantor or any Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Guarantor or any Subsidiary, or (ii) any Governmental Authority, which deposit or security is required or permitted to qualify the Guarantor or any Subsidiary to conduct business (or perform any contract with such Governmental Authority), to maintain self-insurance, or to obtain the benefit of, or comply with, any law pertaining to workers' compensation, unemployment insurance, old age pensions, social security, or similar matters;

          (h) Liens existing on property acquired by the Guarantor or any Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

          (i) Liens for judgments or awards, so long as the finality of any such judgment or award is being contested in good faith and execution thereon is stayed and for which adequate reserves have been established if appropriate;

          (j) Liens (i) for taxes or assessments or governmental charges or levies not yet past due or delinquent or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, if appropriate (and, in the case of nonpayment of such taxes, assessments, charges and levies, to the extent nonpayment thereof is permitted by the proviso to Section 9.4) and (ii) of a substantially similar nature that do not materially impair the use of the related property in the operation of the business of the Guarantor and its Subsidiaries taken as a whole or the value of such property for the purposes of such business;

          (k) Liens on receivables and general intangibles relating to payment rights in connection therewith securing (i) Indebtedness incurred by the Guarantor or any Subsidiary, as applicable, with respect to the securitization of franchisee loans and (ii) Capitalized Lease Obligations incurred by the Guarantor or any such Subsidiary, as applicable;

          (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any Lien described in Subsections (a) through (c) above of any Indebtedness secured thereby, provided that the principal amount (or accredited value) of any Indebtedness secured thereby immediately before giving effect to such extension, renewal or replacement is not increased and such Lien is not extended to any other property; and

          (m) Liens incurred by the Guarantor or any Subsidiary in addition to those described in Subsections (a) through (l) above, provided that, upon the incurrence thereof and immediately after giving effect thereto, Priority Debt shall not exceed (i) at any time on or prior to December 31, 1998, $50,000,000 and (ii) at any time after December 31, 1998, 15% of Consolidated Capitalization.

For purposes of this Section 10.3, any Lien existing in respect of property at the time such property is acquired by an Obligor or any Subsidiary, or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into an Obligor or any Subsidiary, shall be deemed to have been created at the time of such acquisition, consolidation or merger, as the case may be.

10.4  SALE AND LEASEBACK TRANSACTIONS.

          The Guarantor will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction unless:

          (a) at the time of entering into such Sale and Leaseback Transaction and immediately after giving effect thereto, Priority Debt shall not exceed
     (i) at any time on or prior to December 31, 1998, $50,000,000 and (ii) at any time after December 31, 1998, 15% of Consolidated Capitalization; or

          (b) the net proceeds received by the Guarantor or such Subsidiary from such Sale and Leaseback Transaction are applied within 180 days of the receipt thereof to (x) the acquisition of property or assets to be used in the business of the Guarantor or any Subsidiary, or (y) the repayment of Funded Indebtedness (and any associated premium) of the Guarantor or any Subsidiary which by its terms is not subordinated in right of payment to the Notes.

10.5  SUBSIDIARY INDEBTEDNESS.

          The Guarantor will not permit any Subsidiary (other than the Company) to create, assume, incur, guarantee or otherwise become liable in respect of any Indebtedness, excluding from the operation of this Section:

          (a) Indebtedness secured by any Lien permitted by Section 10.3(b) or
     (c);

          (b) Indebtedness owing to either Obligor or to any Wholly-Owned Subsidiary;

          (c) Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary (and not incurred in anticipation thereof); and

          (d) Indebtedness in addition to that described in Subsections (a) through (c) above, provided that, upon the incurrence thereof and immediately after giving effect thereto, Priority Debt shall not exceed (i) at any time on or prior to December 31, 1998, $50,000,000 and (ii) at any time after December 31, 1998, 15% of Consolidated Capitalization.

For purposes of Section 10.5(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to a Wholly-Owned Subsidiary on the date that such Wholly-Owned Subsidiary ceases to be a Wholly-Owned Subsidiary.

10.6  CONSOLIDATED INDEBTEDNESS RATIO.

          The Guarantor will not permit the ratio of Consolidated Indebtedness to EBITDA to exceed 3.5 to 1 as at the end of any fiscal quarter of the Guarantor.

10.7  CONSOLIDATED NET WORTH.

          The Guarantor will not at any time permit Consolidated Net Worth to be less than the sum of (i) $71,700,000, plus (ii) an amount equal to 50% of Consolidated Net Income for each completed fiscal quarter of the Guarantor ending on or after March 28, 1998 (but only if Consolidated Net Income for such fiscal quarter is a positive number and excluding any Consolidated Net Income to the extent it is reflected in the determination of Consolidated Net Worth as of the date of the Closing), minus (iii) the amount of any non-cash restructuring charges taken by the Guarantor in its fiscal years ending in December, 1998 and December, 1999, determined on an after-tax basis.

10.8  DISPOSITION OF ASSETS.

          The Guarantor will not, and will not permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (collectively a "DISPOSITION") any of its properties or assets unless (i) immediately before and after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such proposed Disposition, the aggregate net book value of all assets that were the subject of a Disposition during the period of twelve calendar months immediately preceding the date of such proposed Disposition does not exceed 10% of Consolidated Total Assets as of the end of the quarterly fiscal period of the Guarantor ended on or immediately prior to the last day of such twelve-month period. Any Disposition of shares of stock of any Subsidiary shall, for purposes of this Section, be considered a sale of assets and be valued at an amount that bears the same proportion to the total assets of such Subsidiary as the number of such shares bears to the total number of shares of stock of such Subsidiary. Notwithstanding the foregoing, the following Dispositions shall not be taken into account under this Section 10.8:

          (a) any Disposition of inventory made in the ordinary course of business at fair value;

          (b) any Disposition by a Subsidiary (other than the Company) to an Obligor or to a Wholly-Owned Subsidiary; and

          (c) any Disposition made for cash payable in full upon the completion thereof, the net proceeds of which are applied within 180 days of such completion date to (x) the acquisition of property or assets to be used in the business of the Guarantor or any Subsidiary, or (y) the repayment of Funded Indebtedness (and any associated premium) of the Guarantor or any Subsidiary which by its terms is not subordinated in right of payment to the Notes (provided in any case that, immediately before and after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing).

10.9  LINE OF BUSINESS.

          The Guarantor will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Guarantor and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default shall be made in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) default shall be made in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) default shall be made by either Obligor in the performance of or compliance with any term contained in Section 7.1(d), Section 9.6, Sections
     10.2 through 10.6, inclusive, or Section 10.8; or

          (d) default shall be made by either Obligor in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and (in the case of any default arising under Section 10.7, so long as the Obligors are proceeding diligently and in good faith to remedy such default (by issuing equity securities or otherwise) during such 30-day period) such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) an Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of either Obligor or by any officer of either Obligor in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

          (f) (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of $10,000,000 beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) either Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require either Obligor or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) either Obligor or any Significant Subsidiary (i) is not paying, or admits in writing its inability to pay, its debts generally as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by either Obligor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Obligor or any Significant Subsidiary, or any such petition shall be filed against either Obligor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Obligors and their Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or
     (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses
     (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (k) any Guarantee shall cease to be in full force and effect or the Guarantor or any Person acting on behalf of the Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guarantee.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1  ACCELERATION.

          (a) If an Event of Default with respect to an Obligor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 16, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  GUARANTEE, ETC.

13.1  GUARANTEE.

          The Guarantor hereby guarantees to each holder of any Note or Notes at any time outstanding (a) the prompt payment in full, in United States currency, when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make-Whole Amount (if any) and interest on the Notes (including, without limitation, interest on any overdue principal, Make-Whole Amount and, to the extent permitted by applicable law, on any overdue interest) and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Guarantor hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder's rights under this Agreement, including, without limitation, reasonable counsel fees.

          All obligations of the Guarantor under this Section 13 shall survive the transfer of any Note, and any obligations of the Guarantor under this
Section 13 with respect to which the underlying obligation of the Company is expressly stated to survive payment of any Note shall also survive payment of such Note.

13.2  OBLIGATIONS UNCONDITIONAL.

          (a) The obligations of the Guarantor under Section 13.1 constitute a present and continuing guaranty of payment and not collectibility and are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

          (1) any amendment or modification of any provision of this Agreement or any of the Notes or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

          (2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement or the Notes, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

          (3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company or any other Person or the properties or creditors of any of them;

          (4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

          (5) any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

          (6) any default, failure or delay, willful or otherwise, on the part of the Company or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes or any other agreement;

          (7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, the Notes or any other agreement;

          (8) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

          (9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing.

          (b) The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          (c) In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasible paid in full. If any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Guarantor agrees that its obligations under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

          The guarantee in this Section 13 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

13.3  GUARANTEES ENDORSED ON THE NOTES.

          Each Note shall have endorsed thereon a Guarantee of the Guarantor in the form of Exhibit 1-A.

14.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither Obligor shall be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the

Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1 and shall have the Guarantee of the Guarantor endorsed thereon. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and having the Guarantee of the Guarantor endorsed thereon.

15.   PAYMENTS ON NOTES.

15.1  PLACE OF PAYMENT.

          Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of The First National Bank of Chicago in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2  HOME OFFICE PAYMENT.

          So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
15.1. Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.   EXPENSES, ETC.

16.1  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a single special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Guarantor, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

16.2  SURVIVAL.

          The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of either Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.   AMENDMENT AND WAIVER.

18.1  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 18 or 21.

18.2  SOLICITATION OF HOLDERS OF NOTES.

          (a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. Neither Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

18.3  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4  NOTES HELD BY OBLIGOR, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any Affiliate of either Obligor shall be deemed not to be outstanding.

19.   NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

               (iv) if to the Guarantor, to the Guarantor at the same address as set forth at the beginning hereof as to the Company to the attention of the Treasurer, or at such other address as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

20.   REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Purchaser may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.   CONFIDENTIAL INFORMATION.

          For the purposes of this Section 21, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser by or on behalf of either Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by an Obligor or any Subsidiary or
(d) constitutes financial statements delivered to such Purchaser under Section
7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
21), (v) any Person from which such Purchaser offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes or this Agreement (provided, that if any Purchaser is required to disclose any Confidential Information as provided in clauses (w), (x) or (y) above, it is agreed that, to the extent permitted by law, such Purchaser will use its best efforts to provide the Obligors with prompt notice of such requirement so that the Obligors may seek an appropriate protective order if they so desire). Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by an Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22.   SUBSTITUTION OF PURCHASER.

          Each Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 22) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.   MISCELLANEOUS.

23.1  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                             *    *    *    *    *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company and the Guarantor.

                                      Very truly yours,

                                      MIDAS INTERNATIONAL CORPORATION


                                      By /s/ Christian C. Pappas
                                         ------------------------------
                                         Name:  Christian C. Pappas
                                         Title: Vice President and Treasurer

                                      MIDAS, INC.

                                      By /s/ Christian C. Pappas
                                         ------------------------------
                                         Name:  Christian C. Pappas
                                         Title: Vice President and Treasurer

The foregoing is hereby
agreed to as of the
date thereof.

CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY
By CIGNA Investments, Inc.

     By /s/ James G. Schelling
        -------------------------
        Name:  James G. Schelling
        Title: Managing Director


CONNECTICUT GENERAL LIFE INSURANCE
 COMPANY ON BEHALF OF ONE OR MORE
 SEPARATE ACCOUNTS
By CIGNA Investments, Inc.

     By /s/ James G. Schelling
        -------------------------
        Name:  James G. Schelling
        Title: Managing Director


LIFE INSURANCE COMPANY OF AMERICA
By CIGNA Investments, Inc.

     By /s/ James G. Schelling
        -------------------------
        Name:  James G. Schelling
        Title: Managing Director


THE CANADA LIFE INSURANCE
 COMPANY OF AMERICA

By /s/ Brian J. Lynch
   -------------------------
  Name:  Brian J. Lynch
  Title: Assistant Treasurer


SOUTHERN FARM BUREAU LIFE
 INSURANCE COMPANY

By /s/ Carol Robertson
   --------------------------
  Name:  Carol Robertson, CFA
  Title: Portfolio Manager, Fixed Income

THE UNITED STATES LIFE
 INSURANCE COMPANY IN THE
 CITY OF NEW YORK
and
AMERICAN GENERAL LIFE
 INSURANCE COMPANY

By  /s/ Julia S. Tucker
   --------------------------
 Name:  Julia S. Tucker
 Title: Investment Officer


THE TRAVELERS INSURANCE
 COMPANY

By  /s/ John W. Petchler
   --------------------------
 Name:  John W. Petchler
 Title: Second Vice President


CANADA LIFE INSURANCE
 COMPANY OF NEW YORK

By  /s/ Brian J. Lynch
   --------------------------
 Name:  Brian J. Lynch
 Title: Assistant Treasurer

                                                                      SCHEDULE A
                                                                      ----------

                      INFORMATION RELATING TO PURCHASERS

                                                                                                Amount of Notes
Purchaser Name                                                                                  to be Purchased
--------------                                                                                  ---------------
Connecticut General Life                                                                           $11,100,000
 Insurance Company                                                                                 $ 4,400,000
                                                                                                   $ 3,000,000
Register Note in the name of "CIG & Co." (the nominee of Connecticut General Life
 Insurance Company).

Payment on Account of
Instruments:
       Method                 Federal Funds Wire Transfer
       Account Information    Chase NYC/CTR/
                              BNF=CIGNA Private
                              Placements/AC=9009001802
                              ABA# 021000021

Accompanying                  OBI=[name of company, description of security,
 Information:                 interest rate, maturity date, PPN, due date and
                              application (as among principal, premium and
                              interests of the payment being made), contact
                              name and phone.]

Address for notices Related   CIG & Co.
to Payments:                  c/o CIGNA Investments, Inc.
                              Attention:  Securities Processing S-309
                              900 Cottage Grove Road
                              Hartford, CT 06152-2309

                              CIG & Co.
                              c/o CIGNA Investments, Inc.
                              Attention:  Private Securities -- S307
                              Operations Group
                              900 Cottage Grove Road
                              Hartford CT 06152-2307
                              Fax:  860-726-7203

with a copy to:               Chase Manhattan Bank, N.A.
                              Private Placement Servicing

                               P.O. Box 1508
                               Bowling Green Station
                               New York, New York 10081
                               Attention: CIGNA Private Placements
                               FAX: 212-552-3107/1005

Address for All Other
Notices:                       CIG & Co.
                               c/o CIGNA Investments, Inc.
                               Attn: Private Securities Div. -- S-307
                               900 Cottage Grove Road
                               Hartford, Connecticut 06152-2307
                               FAX: 860-726-7203

Tax Identification Number:     13-3574027


                                                                 Amount of Notes
Purchaser Name                                                   to be Purchased
--------------                                                   ---------------
Connecticut General Life Insurance
 Company on behalf of One or More                                   $5,000,000
 Separate Accounts                                                  $3,000,000

Register Note in the name of "CIG & Co." (the nominee of Connecticut General
 Life Insurance Company on behalf of One or More Separate Accounts).

Payment on Account of        Federal Funds Wire Transfer
Instruments:                 Chase NYC/CTR/
       Method                BNF=CIGNA Private Placements/AC=9009001802
       Account Information   ABA# 021000021

Accompanying                 OBI=[name of company, description of security,
 Information:                interest rate, maturity date, PPN, due date and
                             application (as among principal, premium and
                             interests of the payment being made), contact
                             name and phone.]

Address for notices Related  CIG & Co.
 to Payments:                c/o CIGNA Investments, Inc.
                             Attention: Securities Processing S-309
                             900 Cottage Grove Road
                             Hartford, CT 06152-2309

                             CIG & Co.
                             c/o CIGNA Investments, Inc.
                             Attention: Private Securities -- S307
                             Operations Group
                             900 Cottage Grove Road
                             Hartford CT 06152-2307
                             Fax: 860-726-7203

with a copy to:              Chase Manhattan Bank, N.A.
                             Private Placement Servicing
                             P.O. Box 1508
                             Bowling Green Station
                             New York, New York 10081
                             Attention: CIGNA Private Placements
                             FAX: 212-552-3107/1005

Address for All Other         CIG & Co.
Notices:                      c/o CIGNA Investments, Inc.
                              Attn: Private Securities Div. -- S-307
                              900 Cottage Grove Road
                              Hartford, Connecticut 06152-2307
                              FAX: 860-726-7203

Tax Identification Number:    13-3574027

                                                                 Amount of Notes
Purchaser Name                                                   to be Purchased
--------------                                                   ---------------
Life Insurance Company of
  North America                                                     $3,500,000

Register Note in the name of "CIG & Co." (the nominee of Life Insurance Company of North America).

Payment on Account of
Instruments:
       Method                        Federal Funds Wire Transfer
       Account Information           Chase NYC/CTR/
                                     BNF=CIGNA Private Placements/AC=9009001802
                                     ABA# 021000021

Accompanying                         OBI=[name of company, description of
 Information:                        security, interest rate, maturity date,
                                     PPN, due date and application (as among
                                     principal, premium and interests of the
                                     payment being made), contact name and
                                     phone.]

Address for notices Related          CIG & Co.
to Payments:                         c/o CIGNA Investments, Inc.
                                     Attention: Securities Processing S-309
                                     900 Cottage Grove Road
                                     Hartford, CT 06152-2309

                                     CIG & Co.
                                     c/o CIGNA Investments, Inc.
                                     Attention:  Private Securities -- S307
                                     Operations Group
                                     900 Cottage Grove Road
                                     Hartford CT 06152-2307
                                     Fax: 860-726-7203

with a copy to:                      Chase Manhattan Bank, N.A.
                                     Private Placement Servicing
                                     P.O. Box 1508
                                     Bowling Green Station
                                     New York, New York 10081
                                     Attention:  CIGNA Private Placements
                                     FAX: 212-552-3107/1005


Address for All Other                CIG & Co.
Notices:                             c/o CIGNA Investments, Inc.
                                     Attn:  Private Securities Div. -- S-307
                                     900 Cottage Grove Road
                                     Hartford, Connecticut 06152-2307
                                     FAX:  860-726-7203

Tax Identification Number:           13-3574027

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           ---------------
Canada Life Insurance
  Company of America                                                                     $4,000,000

Register Note in the name of "J. Romeo & Co."

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
     Account Information             CHASE MANHATTAN BANK
                                     ABA 021-000-021
                                     A/C #900-9-000200
                                     Trust Acct. No. G52709, Canada Life of America
                                     Attn: Doll Balbadar

Accompanying                         Name of issuer, rate, maturity date,
  Information:                       settlement date

Address for notices Related to       CHASE MANHATTAN BANK
  Payments:                          North America Insurance
                                     3 Chase MetroTech Centre-6th Floor
                                     Brooklyn, NY  11245
                                     Attn: Doll Balbadar

with a copy to:                      The Canada Life Assurance Company
                                     330 University Avenue, SP-12
                                     Toronto, Ontario, Canada  M5G 1R8
                                     Attn: Supervisor, Securities Accounting

For Call or Maturity:                CHASE MANHATTAN BANK
                                     ABA 021-000-021
                                     A/C #900-9-000192
                                     Trust Acct. No. G52709, Canada Life of America
                                     Attn:  Doll Balbadar

Address for All Other Notices:       The Canada Life Assurance Company
                                     Corporate Treasury, SP-11
                                     330 University Avenue
                                     Toronto, Ontario, Canada  M5G 1R8
                                     Attn: Brian Lynch, Assoc. Treasurer,
                                       US Private Placements

Tax Identification Number:           38-2816473

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           ---------------
Canada Life Insurance
  Company of New York                                                                    $1,000,000

Register Note in the name of "J. Romeo & Co."

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
     Account Information             CHASE MANHATTAN BANK
                                     ABA 021-000-021
                                     A/C #544-755-102
                                     For A/C #MR 76-37266, Canada Life of New York
                                     Attn: Mr. Richard Boxer

Accompanying                         Name of issuer, rate, maturity date,
  Information:                       settlement date

Address for notices Related to       CHASE MANHATTAN BANK
  Payments:                          North America Insurance
                                     3 Chase MetroTech Centre-6th Floor
                                     Brooklyn, NY  11245
                                     Attn: Mr. Richard Boxer

with a copy to:                      The Canada Life Assurance Company
                                     330 University Avenue, SP-12
                                     Toronto, Ontario, Canada  M5G 1R8
                                     Attn: Supervisor, Securities Accounting

For Call or Maturity                 CHASE MANHATTAN BANK
                                     ABA # 021-000-021
                                     A/C #400-425-073
                                     For A/C # MR 76-37266, Canada Life of NY
                                     Attn: Mr. Richard Boxer

Address for All Other Notices:       The Canada Life Assurance Company
                                     Corporate Treasury, SP-11
                                     330 University Avenue
                                     Toronto, Ontario, Canada  M5G 1R8
                                     Attn: Brian Lynch, Assoc. Treasurer,
                                       US Private Placements

Tax Identification Number:           13-2690792

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           ---------------
Southern Farm Bureau
  Life Insurance Company                                                                 $5,000,000

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
     Account Information             Wachovia Bank of North Carolina
                                     301 North Main Street
                                     Winston-Salem, NC  27150-1013
                                     AC=8730-007153
                                     ABA #053100494
                                     Southern Bureau Farm Life Insurance Company

Accompanying                         OBI=[name of company, description of security,
  Information:                       interest rate, maturity date, PPN, due date and
                                     application (as among principal, premium and
                                     interests of the payment being made), contact
                                     name and phone.]

Address for notices Related to       Southern Farm Bureau Life Insurance Company
  Payments:                          P.O. Box 78
                                     Jackson, MS  39205
                                     Attn: Investment Department

Address for All Other Notices:       Southern Farm Bureau Life Insurance Company
                                     P.O. Box 78
                                     Jackson, MS  39205
                                     Attn:  Investment Department

Or by overnight delivery to:         1401 Livingston Lane
                                     Jackson, MS 39213

Tax Identification Number:           64-0283583

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           ---------------
The United States Life Insurance
  Company in the City of New York                                                        $5,000,000

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
     Account Information             ABA#011000028
                                     State Street Bank and Trust Company
                                     Boston, MA  02101
                                     Re: The United States Life Insurance
                                       Company in the City of New York
                                     AC-6956-534-9

Accompanying                         OBI=PPN # and description of payment
  Information:                       Fund Number PA 77

Address for notices Related to       The United States Life Insurance Company in the
  Payments:                          City of New York and PA 77
                                     c/o State Street Bank & Trust Company
                                     Insurance Services WES2S
                                     105 Rosemont Road
                                     Westwood, MA  02090
                                     fax (781) 302-8005

Address for All Other Notices:       The United States Life Insurance Company
                                     in the City of New York
                                     c/o American General Corporation
                                     Attn: Investment Research Dept. A37-01
                                     PO Box 3247
                                     Houston, TX  77253-3247

Or by overnight delivery to:         2929 Allen Parkway
                                     Houston, TX 77019-2155

Tax Identification Number:           13-5459480

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           ---------------
American General Life
  Insurance Company                                                                      $10,000,000

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
     Account Information             ABA# 011000028
                                     State Street Bank and Trust Company
                                     Boston, MA  02101
                                     Re: American General Life Insurance Co.
                                     AC-0125-880-5

Accompanying                         OBI=PPN# and description of payment
  Information:                       Fund Number PA 40

Address for notices Related to       American General Life Insurance Co.
  Payments:                          c/o State Street Bank and Trust Co.
                                     Insurance Services WES2S
                                     105 Rosemont Road
                                     Westwood, MA  02090
                                     fax (781) 302-8005

Address for All Other Notices:       American General Life Insurance Co.
                                     c/o American General Corporation
                                     Attn:  Investment Research Dept.
                                     A37-01
                                     PO Box 3247
                                     Houston, TX  77253-3247

Or by overnight delivery to:         2929 Allen Parkway, A37-01
                                     Houston, TX  77019-2155

Tax Identification Number:           25-0598210

                                                                                         Amount of Notes
Purchaser Name                                                                           to be Purchased
--------------                                                                           --------------
The Travelers Insurance
  Company                                                                                $20,000,000

Register Note in the name of "TRAL & Co."

Payment on Account of
Instruments:
     Method                          Federal Funds Wire Transfer
                                       prior to 12:00 noon (NY time)
     Account Information             The Travelers Insurance Company
                                     Consolidate Private Placement Acct No
                                       910-2-587434
                                     The Chase Manhattan Bank, N.A.,
                                     One Chase Manhattan Plaza
                                     New York, NY  10081
                                     ABA# 021-000021

Accompanying                         OBI=[name of company, description of security,
  Information:                       interest rate, maturity date, PPN, due date]

Address for notices Related to       One Tower Square
  Payments:                          Hartford, CT  06183-2030
                                     Attn:  Securities Department Cashier

Address for All Other Notices:       One Tower Square
                                     Hartford, CT  06183-2030
                                     Attn:  Securities Dept. Priv. Placements
                                     Fax (203) 954-5243

Tax Identification Number:           06-0566090

                                                                      SCHEDULE B
                                                                      ----------

                                 DEFINED TERMS
                                 -------------

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of either Obligor or any Subsidiary or any corporation of which the Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Guarantor.

          "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a Sale and Leaseback Transaction, the present value of all Lease Rentals required to be paid by the Guarantor or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice and discounted semi-annually using a discount factor equal to the interest rate implicit in such lease).

          "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or Chicago, Illinois are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases which would be shown as liabilities on a balance sheet of such Person in accordance with GAAP.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                                                                      SCHEDULE B
                                                                      ----------

          "COMPANY" means Midas International Corporation, a Delaware corporation, or any successor thereto that shall have become such in the manner prescribed in Section 10.2

          "CONFIDENTIAL INFORMATION"  is defined in Section 21.

          "CONSOLIDATED CAPITALIZATION" means, as of any date of determination, the sum of (i) Consolidated Indebtedness plus (ii) Consolidated Net Worth plus
(iii) deferred taxes, all as determined as of such date on a consolidated basis for the Guarantor and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, all Indebtedness of the Guarantor and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum for the Guarantor and its Subsidiaries of all amounts that would be deducted in computing Consolidated Net Income on account of interest on Indebtedness for such period (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, for any period, the net income of the Guarantor and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding:

          (a) any net gain from the collection of the proceeds of any life insurance policy;

          (b) any aggregate net gain (but not any aggregate net loss) arising from (i) the sale or other disposition of assets (other than current assets),
(ii) any write-up of assets or (iii) the acquisition of any outstanding securities of the Guarantor or any Subsidiary;

          (c) any amount representing any interest in the undistributed earnings of any Person other than a Subsidiary;

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary acquired prior to its becoming a Subsidiary;

          (e) in the case of a successor to the Guarantor or the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

          (g)  any extraordinary gains not covered by clause (b) above.

                                                                      SCHEDULE B
                                                                      ----------

          "CONSOLIDATED NET WORTH" means, as of any date of determination, the sum of (i) capital stock taken at par or stated value, plus (ii) capital in excess of par or stated value relating to capital stock, plus (iii) retained earnings (or minus any retained earnings deficit), plus (iv) minority interests, minus (v) treasury stock, minus (vi) capital stock subscribed for and unissued, minus (vii) any other contra-equity accounts, all as determined as of such date on a consolidated basis for the Guarantor and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED TOTAL ASSETS" means, as of any date of determination, the total assets of the Guarantor and its Subsidiaries as determined as of such date on a consolidated basis for the Guarantor and its Subsidiaries in accordance with GAAP.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by The First National Bank of Chicago as its "base" or "prime" rate.

          "DISPOSITION" is defined in Section 10.8.

          "DISTRIBUTION" means the distribution by Whitman on January 30, 1998 of all of the issued and outstanding shares of common stock of the Guarantor to the shareholders of Whitman as of January 16, 1998, as more fully described in the Memorandum.

          "EBITDA" means, as of the last day of any fiscal quarter, Consolidated Net Income (without giving effect to the Special Charges) for the four fiscal quarters ending on such date, plus all amounts deducted in the computation of such Consolidated Net Income on account of (i) Consolidated Interest Expense,
(ii) depreciation and amortization expenses and other non-cash charges and (iii) income, profit and franchise taxes, all determined on a consolidated basis in accordance with GAAP.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with either Obligor under section 414 of the Code.

                                                                      SCHEDULE B
                                                                      ----------

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FUNDED INDEBTEDNESS" means, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, under a revolving or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of creation thereof.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any other jurisdiction in which either Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either Obligor or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTEE" is defined in Section 1.1.

          "GUARANTEED OBLIGATIONS" is defined in Section 13.1.

          "GUARANTOR" means Midas, Inc., a Delaware corporation, or any successor thereto that shall have become such in the manner prescribed in
Section 10.2.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                                                                      SCHEDULE B
                                                                      ----------

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 14.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions; and

                                                                      SCHEDULE B
                                                                      ----------

          (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "LEASE RENTALS" means, for any period, the sum of the rental and other obligations required to be paid by the lessee under any lease, excluding any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes and similar charges.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Guarantor and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Company or the Guarantor to perform its obligations under this Agreement or the Notes (in the case of the Company) or the Guarantees (in the case of the Guarantor), or (c) the validity or enforceability of this Agreement, the Notes or the Guarantees.

          "MEMORANDUM" is defined in Section 5.3.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NAIC ANNUAL STATEMENT" is defined in Section 6.2(a).

          "NOTES" is defined in Section 1.

          "OBLIGORS" is defined in the first paragraph of this Agreement.

                                                                      SCHEDULE B
                                                                      ----------

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Guarantor, as applicable, whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by either Obligor or any ERISA Affiliate or with respect to which either Obligor or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRIORITY DEBT" means the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness of the Guarantor and any Subsidiary secured by Liens (other than Liens permitted by Section 10.3(a) through (l)), plus (ii) all outstanding Attributable Debt of the Guarantor and any Subsidiary (other than Attributable Debt with respect to any Sale and Leaseback Transaction permitted by Section 10.4(b)), plus (iii) the aggregate unpaid principal amount of all Indebtedness of all Subsidiaries (other than Indebtedness of the Company or Indebtedness permitted by Section 10.5(a) through
(c)).

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

          "PURCHASER" is defined in the first paragraph of this Agreement.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by either Obligor or any of their respective Affiliates).

                                                                      SCHEDULE B
                                                                      ----------

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or the Guarantor with responsibility for the administration of the relevant portion of this agreement.

          "SALE AND LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Guarantor or any Subsidiary shall sell or transfer to any Person any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Guarantor or any Subsidiary shall lease as lessee, or similarly acquire the right to possession or use of, such property for a period in excess of three years.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, the principal accounting officer, the treasurer or the controller of the Company or the Guarantor, as applicable.

          "SPECIAL CHARGES" means (i) the pre-tax non-recurring charge of $32,100,000 taken by the Company and its international Affiliates in 1997, (ii) the pre-tax expenses of $35,500,000, with respect to the disposition of stores operated by the Guarantor or its Subsidiaries in the United States, taken by the Company and its international Affiliates in 1997, and (iii) the expenses of $18,000,000 with respect to the charge taken by Whitman in 1997.

          "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, the Company and any other Subsidiary (i) that, together with its Subsidiaries, produced more than 10% of Consolidated Net Income for the fiscal year then most recently ended or (ii) the assets of which, together with the assets of its Subsidiaries, exceeded 10% of Consolidated Total Assets as of the last day of the fiscal year then most recently ended (in each case calculated on a pro forma basis in the case of any Person that became a Subsidiary during or after the end of such fiscal year).

          "SOURCE" is defined in Section 6.2.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

          "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class

                                                                      SCHEDULE B
                                                                      ----------

or classes shall have or might have voting power by the reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

          "WHITMAN" means Whitman Corporation, a Delaware corporation.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Guarantor and the Guarantor's other Wholly-Owned Subsidiaries.